Exhibit 99.1

                            ACCESS NATIONAL EARNINGS
                           DRIVEN BY 63% ASSET GROWTH


Reston, Virginia--March 10, 2005--Access National Corporation (NASDAQ: ANCX) reported its operating results today for the year and quarter ended December 31, 2004.

Total assets increased 63% from year-end 2003 to $420 million as of December 31, 2004. Earning asset growth was fueled primarily by a $102 million increase in Loans Held for Investment, a 55% increase over the prior year. The funding side of the balance sheet more than kept pace with Deposit growth of $119 million or 60%.

Net income for the year was $3.3 million, a 13% decrease compared to $3.8 million in the prior year. Earnings per share declined 19% in 2004 to $0.88 ($0.72 diluted) from $1.09 ($0.87 diluted) in 2003.

Earnings from the commercial banking segment rose to 70% of consolidated net income, up from 40% in 2003. Growth in the banking segment earnings provided a favorable off-set to the effects of a 41% decline in mortgage segment origination volume. Mortgage originations were $734 million in 2004 compared to the $1,240 million experienced in 2003 that was fueled by unprecedented refinancing activity.

Return on average assets for the year was 0.97% while the return on average equity was 14.5%. Both figures compare favorably to the 2004 composite performance of public banking companies in the South Eastern US with assets of $1 billion or less as calculated by Scott & Stringfellow.

Summary financial statements follow and more details will be available in the forthcoming 10-K to be filed with the Securities and Exchange Commission.

Access  National  Corporation  serves as the holding company for Access National
Bank,  Access  National   Mortgage   Corporation  and  Access  National  Leasing
Corporation.



This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to then Company's Annual Report on Form 10-K and other SEC filings.

                           Access National Corporation
                             Selected Financial Data
                      (In Thousands, Except for Share Data)

                                                                      December 31    December 31        Percent
At period end (unaudited)                                                 2004          2003            Change
---------------------------------------------------------------------------------------------------------------

Assets                                                                $   420,098   $   257,390            63%
Average assets (LTM)                                                      341,153       263,415            30%
Loans held for investment                                                 288,575       186,755            55%
Loans held for sale                                                        36,245        29,756            22%
Mortgage loan originations                                                733,599     1,239,666           -41%
Investment Securities                                                      51,378        23,178           122%
Earning assets                                                            399,763       242,407            65%
Deposits                                                                  317,393       198,183            60%
Stockholders' equity                                                       25,998        19,755            32%
Average stockholders equity (LTM)                                          22,901        18,636            23%
Net income this period                                                        716           689             4%
Net income (LTM)                                                            3,315         3,816           -13%
Common shares outstanding                                               3,957,074     3,477,360            14%
Book value                                                                   6.57          5.68            16%
Basic earnings per share (average) - 3,754,768 shares                        0.88          1.09           -19%
and 3,493,340  respectively
Diluted earnings per share - 4,577,889 shares and                            0.72          0.87           -17%
and 4,411,186shares respectively
Return on average assets (LTM)                                               0.97%         1.45%          -33%
Return on average equity (LTM)                                              14.48%        20.48%          -29%
Allowance for loan losses                                                   4,019         2,565            57%
Allowance for loan losses/loans held for investment                          1.39%         1.37%            0%
Non-performing assets                                                       2,171           826           163%
Non-performing assets to loans                                               0.75%         0.44%           70%
Net charge-offs to avg. loans                                                0.00%         0.00%            0%

(LTM - Last Twelve Months)


                           Access National Corporation
                           Consolidated Balance Sheet

                                                       December 31     December 31
                                                       ------------   ------------
                                                          2004            2003
                                                          ----            ----
(In Thousands)                                          (unaudited)
-------------------------------------------------------------------   ------------

ASSETS

   Cash and due from banks                                $ 10,998       $  5,808

   Interest bearing balances                                19,534            286

   Securities available for sale, at fair value             51,378         23,178

   Loans held for sale                                      36,245         29,756

   Loans held for investment                               288,575        186,755
      net of allowance for loan losses of $4,019
      and $2,565 respectively

   Premises, Equipment and Land                              8,822          7,993

   Other assets                                              4,546          3,614

                                                       ------------   ------------
     Total assets                                         $420,098       $257,390
                                                       ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
   Non-interest bearing deposits                          $ 94,108       $ 60,219

   Savings and Interest bearing deposits                   103,274         28,528

   Time Deposits                                           120,011        109,436
                                                       ------------   ------------

     Total deposits                                       $317,393       $198,183

   Short-Term Borrowings                                    37,079         11,056

   Long-Term Borrowings                                     27,000         14,965

   Trust Preferred Debt                                     10,311         10,311

   Other liabilities and accrued expenses                    2,317          3,120

                                                       ------------   ------------
     Total Liabilities                                    $394,100       $237,635
                                                       ============   ============

SHAREHOLDERS' EQUITY
   Common stock $1.67 par value; 30,000,000
    authorized;                                              6,608          5,796
   3,957,074 shares issued and outstanding

   Surplus                                                   9,067          6,856

   Accumulated other comprehensive income                       (7)            88

   Retained earnings                                        10,330          7,015

                                                       ------------   ------------
     Total shareholders' equity                           $ 25,998       $ 19,755
                                                       ------------   ------------

                                                       ------------   ------------
     Total liabilities and shareholders' equity           $420,098       $257,390
                                                       ============   ============


                           Access National Corporation
                      Consolidated Statement of Operations

                                                                 Three Months    Twelve Months    Twelve Months
                                                              Ended 12/31/04    Ended 12/31/04   Ended 12/31/03
(In Thousands Except for Per Share Data)                        (unaudited)       (unaudited)
-----------------------------------------------------------------------------  ---------------  ---------------

INTEREST INCOME
       Interest and fees on loans                                 $    5,230       $   17,228        $   13,522

       Interest on federal funds sold & bank balances                     42               90               142

       Interest on securities                                            302              907               378
                                                                  -----------      -----------       -----------
                   Total interest income                          $    5,574       $   18,225        $   14,042

INTEREST EXPENSE
       Interest on deposits                                            1,480            4,355             3,966

       Interest on other borrowings                                      642            2,176               938
                                                                  -----------      -----------       -----------
                   Total interest expense                         $    2,122       $    6,531        $    4,904
                                                                  -----------      -----------       -----------
                   Net interest income                            $    3,452       $   11,694        $    9,138

Provision for loan losses                                                871            1,462               526
                                                                  -----------      -----------       -----------
Net interest income after provision for loan losses               $    2,581       $   10,232        $    8,612

NON-INTEREST INCOME
       Service charges and fees                                           19              145               266

       Fees on Loans Held For Sale                                     3,773           17,755            24,710

       Other Income                                                    1,985            8,052             8,789
                                                                  -----------      -----------       -----------
                   Total non-interest income                      $    5,777       $   25,952        $   33,765

NON-INTEREST EXPENSE
       Salaries and benefits                                           4,055           18,627            21,398

       Occupancy and equipment                                           569            2,415             2,162

       Other operating expense                                         2,601           10,538            12,872
                                                                  -----------      -----------       -----------
                   Total non-interest expense                     $    7,225       $   31,580        $   36,432
                                                                  -----------      -----------       -----------
Income before income tax                                          $    1,133       $    4,604        $    5,945

Income tax expense                                                       417            1,619             2,129
                                                                  -----------      -----------       -----------
Net income before extra-ordinary items                            $      716       $    2,985        $    3,816
                                                                  -----------      -----------       -----------

EXTRA-ORDINARY INCOME
       Gain on acquisition of subsidiary, net of income tax       $        -       $      330        $        -
                                                                  -----------      -----------       -----------
NET INCOME                                                        $      716       $    3,315        $    3,816
                                                                  ===========      ===========       ===========

Earnings per common share:
Basic, before extra-ordinary income                               $     0.18       $     0.79        $     1.09
                                                                  ===========      ===========       ===========
Basic                                                             $     0.18       $     0.88        $     1.09
                                                                  ===========      ===========       ===========
Diluted, before extra-ordinary income                             $     0.15       $     0.65        $     0.87
                                                                  ===========      ===========       ===========
Diluted                                                           $     0.15       $     0.72        $     0.87
                                                                  ===========      ===========       ===========

Average outstanding shares:
Basic                                                              3,955,986        3,754,768         3,493,340
Diluted                                                            4,681,709        4,577,889         4,411,186